EXHIBIT 99.1

                             GRANT PARK FUTURES FUND

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                     GRANT PARK WEEKLY PERFORMANCE STATISTICS

                          WEEKLY ROR               MTD ROR              YTD ROR
CLASS A UNITS               4.96%                   9.47%               -5.88%
CLASS B UNITS               4.94%                   9.39%               -6.63%
--------------------- --------------------------------- ------------------------

             WEEKLY COMMENTARY FOR THE WEEK ENDED NOVEMBER 26, 2004

The Fund was profitable for the Thanksgiving holiday week. Positions in the foreign currency and financial sectors accounted for a majority of the gains, with additional profits being generated from positions in stock indices. The energy sector reported small losses.

Long positions in foreign currencies posted solid returns as the sell-off in the U.S. dollar continued throughout the week. Analysts said that investors' ongoing concerns over both the U.S. trade and budget deficits were primarily responsible for the greenback's slide. The British pound rallied a little more than 4 cents against the dollar while the euro reached another new high of $1.33 before settling at $1.3298, more than 2 cents higher than last week's close. The Japanese yen reached 5-year highs of 102.19 yen-to-the-dollar before closing at
102.54. Short positions in the dollar index gained as the contract fell 1.51 points by the end of the week. Longs in the Swiss franc, Canadian dollar, South African rand and Australian dollar also registered positive returns.

Long positions in the financial sector gained ground as prices for fixed income products rallied overseas. The Euro bund and British long gilt contracts both recorded weekly gains, as did the LIFFE euribor and British short-sterling markets. Analysts said that some of the higher prices could be attributed to investors "rolling" out of U.S. dollar denominated securities and into foreign markets. Short positions in the domestic market yielded positive returns as the Eurodollar contract on the Chicago Mercantile Exchange fell 2 points for the week. The 30-year bond, as well as the 10-year and 5-year notes, closed lower for the week bringing losses to the Fund's long positions.

Long positions in stock indices produced gains for the week. The weakness in the U.S. dollar had little negative effect on share prices and analysts suggested that gains in "small caps" led the way. The S&P Composite Index finished 8.50 points higher while the NASDAQ 100 added 19.50 points for the abbreviated trading week. Long positions overseas gained as well. The Madrid IBEX, German DAX and Canadian S&P all rallied, as did the Hang Seng in Hong Kong.

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com

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Lastly, short positions in the energy market lost as prices for natural gas rallied on news that U.S. inventories for the heating fuel fell more than anticipated. The January contract on the NYMEX closed the weekly session on Wednesday (energy markets were closed both Thursday and Friday due to the holiday) 84 cents higher at a price of $8.639 per British thermal unit.







































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com